Exhibit (c)(24)

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose June 20, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

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HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES Table of Contents I. Discussion Materials Appendix A: Additional Materials 2

I. Discussion Materials

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES Summary Observations (Note: Assumes 1.6x Exchange Ratio to Midstream) Arkose Midstream today provides investors with explicit and long-term financial policy targets — Substantially all of the existing long-term targets could, with only minor tweaks, remain intact as part of a simplification However, “New Midstream” has a unique opportunity to reset its financial policy guidelines as part of a simplification — In particular, the high rate of distribution growth and the specificity of this growth guidance seem to be the most likely area to revisit as part of changes to financial policy — Potential to also incorporate share repurchases as tool to return capital to shareholders in a flexible and opportunistic manner It is worth noting that Midstream is different from other companies looking to restructure and reduce cash distribution policies: — 1) Midstream currently has very low leverage (2.0x – 2.5x Total Debt / EBITDA), and any reduction in distributions will further de-lever the balance sheet 2) Capex spending crests in 2019/2020 and declines rapidly thereafter, resulting in any long-term slowing of distribution growth to have the greatest impact when free-cash flow accelerates 3) There is no primary equity overhang. To the extent that external financing is required, it is in the credit markets using a balance sheet with low leverage — — A key decision as part of a financial policy revision will be the number of years to maintain existing distribution growth guidance: — If maintained through 2022E (4-years): Would need to reduce coverage ratio guidance for 2020E to be “gradually falling towards 1.15x by 2020E, and remaining above 1.1x thereafter” If distribution targets maintained through 2020E (2-years): Could modify long-term growth guidance to “target 15% - 20% distribution growth”, with “pace determined by capex opportunities, balance sheet, and coverage ratio” If distribution targets softened after 2019E: “Target 15% - 20% distribution growth beyond 2019E” with similar pacing criteria as noted above, but also “targeting high-end of the range for the early years of the target period” — — Additionally, under all scenarios, Midstream appears to have balance sheet capacity to opportunistically repurchase shares, which can also be incorporated into the new financial policy framework Irrespective of Dividend Growth Policy Guidance, Investor Messaging Should Continue to Highlight Antero’s Unparalleled Growth in Cash Flow 4 Discussion Materials

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES Long-Term Distribution and Coverage Targets Status Quo Long Term Distribution Targets $ 4.10 $ 3.42 $ 2.85 $ 2.21 $ 1.47 $ 1.33 $ 1.03 2016A 2017A 2018E 2019E 2020E 2021E 2022E Pro Forma Long Term Distribution Targets ’19-’20 Kept Whole | Midstream Perspective $ 4.10 $ 3.42 $ 0.33 $ 2.85 $ 0.14 $ 2.21 2016A 2017A 2018E 2019E 2020E 20% Growth Target 2021E 2022E 15% Growth Target Pro Forma Long Term Distribution Targets ’19 Kept Whole | Midstream Perspective $ 3.80 $ 3.18 43 $ 2.64 $ 2.21 $ 0.10 2016A 2017A 2018E 2019E 2020E 2021E 2022E 15% Growth Target 20% Growth Target Source: Arkose Projections 5 $ 0. $ 3.37 $ 2.92 $ 0.25 $ 2.54 $ 2.21 $ 3.77 $ 3.28 $ 2.85 $ 2.21

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES 2018 DPU Yield vs. 2018 – 2020 DPU CAGR 10.0% 8.0 % E M WPZ SHLX 6.0 % AA 4.0 % NBLX 2.0% 0.0% 0% 10% 20% '18-20 LP DPU CAGR 30% 640 % GP Peers and High Growth MLPs C-Corps and MLPs without IDRs Source: Company filings, Wall Street research, IBES, and Bloomberg market data as of 14-Jun-2018 1 Excludes APLP (due to delisting 27-Apr-2018) and MIC. 6 Discussion Materials 2018 Yield EQM HESM Midstream EQGP KMI GP HEPANDX SEMGENB CEQP TRGPTRPET PLX ENLC EPDWGP PAGPOKEP

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES Distribution Policy Overview Distribution Coverage Ratio and Estimated DPU CAGR | Selected Major Midstream Entities Coverage Ratio Profiles Over Time 2 Yr Fwd. DPU CAGR¹ 6% 3% 1.38 x 1.32 x 1.30 x 1.30 x 2015A 2016A 2017A 2018E 2019E 2015A 2016A 2017A 2018E 2019E 6% 10% 15% 1.64 x 1.28 x 1.27 x 1.26 x 1.26 x 1.30 x 2015A 2016A 2017A 2018E 2019E 2017A 2018E 2019E 2019E Source: Company filings, Bloomberg market data as of 14-Jun-2018 ¹ Williams DPU CAGR shown from 2019E-2020E and is pro forma for announced simplification. Discussion Materials 7 1.22 x 1.35 x 1.26 x 1.21 x1.23 x 1.25 x1.25 x1.23 x1.23 x

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES Financial Policy Comparison PF @ 1.6x Exchange Ratio: PF @ 1.6x Exchange Ratio: PF @ 1.6x Exchange Ratio: Current Guidance / Financial Targets DPU Through 2022E DPU Through 2020E | 17.5% Thereafter DPU Through 2019E | 20% Thereafter $2.85 2020E $2.85 2019E $2.85 2019E midpoint 2.0x – 2.5x ~2.0x (YE 2022E) ~1.9x (YE 2022E) ~1.8x (YE 2022E) Fund organic growth with cash flow and credit borrowings  Source: Arkose Projections 8 Discussion Materials Funding with Cash Flow DCF Coverage 1.25x Through 2020E 1.15x 2020E 1.15x 2020E 1.24x 2020E >1.1x Thereafter 1.09x 2022E 1.14x 2022E 1.18x 2022E Leverage Distribution Growth Rate ’17-’20E: 28 - 30% ’17-20E: 29% ’17-20E: 29% ’17-20E: 26% ’21-’22E: 20% ’21-22E: 20% ’21-22E: 17.5% ’21-22E: 20% Distributions (Accretion/Dilution) $2.21 2019E $2.21 2019E $2.21 2019E $2.21 2019E $2.65 2019E (7)% below

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES Arkose Midstream ($ in millions) GP | Upstream Perspective Status Quo No Transaction Pro Forma | Midstream DPU Kept Whole ’19-20 Kept Whole ’19 Kept Whole r $mm from Status Quo 0 (23) (75) r $mm from Status Quo 0 (24) (79) Consolidated Leverage (Upstream + Midstream) 2019E 2.6 x 2.6 x 2.6 x 2.6 x 2020E 2.8 2.8 2.8 2.8 2021E 2.7 2.7 2.7 2.7 2022E 2.4 2.4 2.4 2.3 Source: Arkose Projections and Bloomberg market data as of 14-Jun-2018 Note: Cumulative distributions assumes Upstream owns 98.9mm units in Midstream and a 1.6x exchange ratio. Assumes an interest rate of 5.7% for incremental free cash flow. 1 Free cash flow includes D&C, Midstream Distributions, water drop proceeds and net of land maintenance capital. Discussion Materials 9 19-'22 Cumulative Free Cash Flow1 $ 1,610 $ 1,610 $ 1,586 $ 1,531 19-'22 Cumulative Distributions Received $1,244 $1,244 $1,221 $1,170

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES Appendix A: Additional Materials

HIGHLY CONFIDENTIAL
PRELIMINARY DRAFT FOR DISCUSSION PURPOSES

Goldman Sachs

Arkose Free Cash Flow Comparison

INVESTMENT BANKING DIVISION

		PF | Midstream DPU Kept Whole				'19-20 Kept Whole | LT Moderation				'19 Kept Whole | Constant 20% Thereafter			
Pro Forma GP	**2018E**	**2019E**	**2020E**	**2021E**	**2022E**	**2019E**	**2020E**	**2021E**	**2022E**	**2019E**	**2020E**	**2021E**	**2022E**
P.F. S/O @ 1.6x Exchange Ratio	506												
Base Case Pro Forma DCF	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,416	$ 854	$ 1,036	$ 1,225	$ 1,416	$ 854	$ 1,036	$ 1,225	$ 1,416
(+/-) Interest Expense Adjustments	0	0	0	0	0	0	0	0	0	0	0	0	0
Adjusted P.F. DCF	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,416	$ 854	$ 1,036	$ 1,225	$ 1,416	$ 854	$ 1,036	$ 1,225	$ 1,416
Coverage Ratio	1.28 x	1.22 x	1.15 x	1.13 x	1.09 x	1.22 x	1.15 x	1.16 x	1.14 x	1.22 x	1.24 x	1.22 x	1.18 x
Distributions	463	698	901	1,081	1,296	698	901	1,059	1,245	698	836	1,004	1,200
DPS	$ 0.92	$ 1.38	$ 1.78	$ 2.14	$ 2.56	$ 1.38	$ 1.78	$ 2.10	$ 2.46	$ 1.38	$ 1.65	$ 1.99	$ 2.37
Y.o.Y. Growth		51 %	29 %	20 %	20 %	51 %	29 %	18 %	18 %	51 %	20 %	20 %	20 %
Distributable Cash Flow	$ 594	$ 854	$ 1,036	$ 1,225	$ 1,416	$ 854	$ 1,036	$ 1,225	$ 1,416	$ 854	$ 1,036	$ 1,225	$ 1,416
(-) Growth Capex	(579)	(776)	(656)	(386)	(294)	(776)	(656)	(386)	(294)	(776)	(656)	(386)	(294)
Levered Free Cash Flow	$ 15	$ 78	$ 380	$ 838	$ 1,122	$ 78	$ 380	$ 838	$ 1,122	$ 78	$ 380	$ 838	$ 1,122
(-) Distributions	(463)	(698)	(901)	(1,081)	(1,296)	(698)	(901)	(1,059)	(1,245)	(698)	(836)	(1,004)	(1,200)
Financing Needs	$(448)	$(620)	$(521)	$(243)	$(174)	$(620)	$(521)	$(221)	$(122)	$(620)	$(456)	$(166)	$(78)
Cumulative △ vs Status Quo						0	0	22	73	0	65	142	238
Illustrative Interest Expense Savings / Costs						0	0	1	2	0	2	5	9
Accrued Cash (Excl. Interest Savings / Costs)						0	0	0	0	0	0	0	0
Credit Metrics													
Implied Y.E. Debt Balance	$ 1,648	$ 2,219	$ 2,727	$ 2,982	$ 3,205	$ 2,219	$ 2,727	$ 2,961	$ 3,132	$ 2,219	$ 2,662	$ 2,840	$ 2,967
Implied Y.E. Cash Balance	5	5	5	5	5	5	5	5	5	5	5	5	5
Implied Net Debt	1,643	2,214	2,722	2,977	3,200	2,214	2,722	2,956	3,127	2,214	2,657	2,835	2,962
Net Leverage	2.25 x	2.24 x	2.23 x	2.11 x	1.95 x	2.24 x	2.23 x	2.09 x	1.90 x	2.24 x	2.17 x	2.01 x	1.80 x

Source: Arkose Projections

Additional Materials
11

HIGHLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES Arkose Midstream Perspective Corp. | Midstream Unitholders DPS @ 1.6x Exchange Ratio Coverage Growth Rate (’17 – ‘20E CAGR) ’17 – ‘20E CAGR’17 – ‘20E CAGR’17 – ‘20E CAGR Free Cash Flow Financing Surplus / (Need) Net Leverage PF | Midstream DPU Kept Whole ’19-20 Kept Whole | LT Moderation ’19 Kept Whole | Constant 20% Thereafter Source: Arkose Projections Additional Materials 12 2019E 2020E 2021E 2022E $ 78 2019E 2020E 2021E 2022E $ 2.21 $ 2.85 $ 3.42 $ 4.10 $ 380 $ 838 $ 1,122 2019E 2020E 2021E 2022E $ 78 2019E 2020E 2021E 2022E $ 2.21 $ 2.85 $ 3.35 $ 3.94 $ 380 $ 838 $ 1,122 2019E 2020E 2021E 2022E $ 78 2019E 2020E 2021E 2022E $ 2.21 $ 2.64 $ 3.18 $ 3.80 $ 380 $ 838 $ 1,122 2019E 2020E 2021E 2022E $(620) $(521) 2019E 2020E 2021E 2022E 2.24 x 2.23 x 2.11 x 1.95 x $(243) $(174) 2019E 2020E 2021E 2022E $(620) $(521) 2019E 2020E 2021E 2022E 2.24 x 2.23 x 2.09 x 1.90 x $(221) $(122) 2019E 2020E 2021E 2022E $(620) $(456) 2019E 2020E 2021E 2022E 2.24 x 2.17 x 2.01 x 1.80 x $(166) $(78) 2019E 2020E 2021E 2022E 2.24 x 2.23 x 2.11 x 1.95 x 29% 2019E 2020E 2021E 2022E 2.24 x 2.23 x 2.09 x 1.90 x 29% 2019E 2020E 2021E 2022E 2.24 x 2.17 x 2.01 x 1.80 x 26%